Exhibit 10.6
BELK INC. 2010 INCENTIVE STOCK PLAN
2011-2013 Stretch Incentive Plan
CERTIFICATE
This CERTIFICATE and the attached Exhibit A set forth the terms and conditions under which Belk will issue shares of Belk, Inc. Class B common stock (“Stock”) to Executive based on the extent to which Belk meets or exceeds the Performance Goals for the Performance Period of the 2011-2013 Stretch Incentive Plan (“SIP”), all as defined in this Certificate and Exhibit A. All of the terms used in this CERTIFICATE and in Exhibit A that begin with a capital letter are either defined in this CERTIFICATE, in Exhibit A or in the Belk Inc. 2010 Incentive Stock Plan, which is incorporated by reference.

Executive:

Target Award:	$

Performance Goals for the Performance Period
Cumulative Sales Goal ($ in Million)

EBIT Goal

BELK INC.
BY:
Adam Orvos, EVP Human Resources
DATE:

EXHIBIT A
Terms and Conditions
§ 1. Executive. The term “Executive” means the Belk executive who has been selected within the first 90 days of the Performance Period by the Committee in its discretion to participate in the SIP for the Performance Period.
§ 2. Target Award. The term “Target Award” means the dollar amount shown opposite such term on the CERTIFICATE. Although the Target Award is expressed as a dollar amount, any amounts owed pursuant to the SIP will be satisfied solely through the issuance of shares of Stock under the Belk Inc. 2010 Incentive Stock Plan.
§ 3. Definitions.
     3.1 Business Criteria. The term “Business Criteria” for purposes of this Program means (1) Belk’s cumulative sales, and (2) Belk’s cumulative normalized earnings before interest and taxes.
     3.2 Committee. The term “Committee” means the Compensation Committee of the Board of Directors of Belk, or, if all the members of such Committee fail to satisfy the requirements to be an “outside director” under § 162(m) of the Code, a sub-committee of such committee which consists solely of members who satisfy such requirements.
     3.3 Delayed Issuance Date. The term “Delayed Issuance Date” means the last day of Belk’s fiscal year that immediately follows the Performance Period.
     3.4 Performance Period. The term “Performance Period” means the period of ten consecutive Belk fiscal quarters that begins on the first day of the third quarter of Belk’s fiscal year 2011 and ends on the last day of Belk’s fiscal year 2013.

§ 4. Performance Goals.
     4.1 General. The Committee shall set forth in writing the Performance Goals for each Participant for the Performance Period no later than 90 days after the beginning of the Performance Period based on such Business Criteria as the Committee deems appropriate under the circumstances. The Committee shall have the right to use different Business Criteria for different Participants, and the Committee shall have the right to set different Performance Goals for Participants whose goals look to the same Business Criteria. The Business Criteria for each Participant may be based on company-wide performance, division-specific performance, department-specific performance, personal performance or on any combination of such criteria. No later than 90 days after the beginning of the Performance Period, the Committee shall establish the general, objective rules which the Committee will use to determine the extent, if any, that a Participant’s Performance Goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules. Further, in determining whether the Performance Goals for the Performance Period have been satisfied, the Committee may look at the performance of Belk on the first day of the Performance Period, the last day of the Performance Period, or either such date if there is an acquisition, disposition, or other corporate transaction involving Belk during the Performance Period.

     4.2 Specific Performance Goals. The Performance Goals for the Performance Period shall be based on a Cumulative Sales Goal and/or a Cumulative EBIT Goal.
     4.3 Cumulative Sales Goal.
     (a) Goal and Goal Adjustments. The term “Cumulative Sales Goal” means the cumulative sales (not including leased department sales) goal for Belk for the Performance Period.
     (b) Target Award Subject to Goal. Fifty percent (50%) of the Target Award shall be subject to the Cumulative Sales Goal, and no portion of the Target Award shall be issuable to Executive for the Performance Period under this § 4.3 if Belk’s cumulative sales for the Performance Period are less than or equal to 95% of the Cumulative Sales Goal for such period.
     (c) Percentage of Target Award to be Issued. If Belk’s cumulative sales for the Performance Period exceed 95% of the Cumulative Sales Goal for such period, then the percentage of the Target Award issuable (subject to § 5 and § 6) under this § 4.3 to Executive shall be based on the percentage of the Cumulative Sales Goal which Belk reaches as outlined in Exhibit B — Sales Scale.
     4.4 EBIT Goal.
     (a) Goal and Goal Adjustments. The term “EBIT Goal” means the earnings before interest and taxes goal for Belk for the Performance Period.
     (b) Target Award Subject to Goal. Fifty percent (50%) of the Target Award shall be subject to the EBIT Goal, and no portion of the

Target Award shall be issuable to Executive for the Performance Period under this § 4.4 if Belk’s earnings before interest and taxes for the Performance Period is less than or equal to 74% of the EBIT Goal for such period.
     (c) Percentage of Target Award to be Issued. If Belk’s earnings before interest and taxes for the Performance Period exceed 74% of the EBIT Goal for such period, then the percentage of the Target Award issuable (subject to § 5 and § 6) under this § 4.4 to Executive shall be based on the percentage of the EBIT Goal as outlined in Exhibit B -— EBIT Scale.
     4.5 Rounding and Interpolation. All percentage figures computed under this § 4 shall be rounded down to the nearest one tenth (1/10th) of a percent, all dollar figures computed under this § 4 shall be rounded to the nearest dollar, the number of shares of Stock issuable under § 4.6 shall be rounded up to the nearest whole share and the Committee shall (wherever the Committee deems appropriate) interpolate between the percentages shown in § 4.3 and § 4.4 to determine the amount of the Target Award to be issued to Executive.
     4.6 Certification. As soon as practical (and in any event within 75 days) after the end of the Performance Period, the Committee shall certify the extent, if any, to which the Performance Goals set for each Participant for the Performance Period have been met and shall determine the percentage of the Target Award, if any, issuable to a Participant based on the extent, if any, to which he or she met his or her Performance Goals. However, the Committee shall have the right to reduce (but not to increase) the percentage of the Target Award determined under this § 4 to the extent that the

Committee acting in its discretion determines that the Performance Goals set for a Participant for the Performance Period no longer were appropriate for such Participant at the end of such Performance Period. If the Committee certifies that a percentage of the Target Award is issuable to a Participant for any Performance Period, the Committee shall determine the dollar amount represented by such percentage. The Committee will then convert such dollar amount into a number of whole shares of Stock by dividing such dollar amount by the Fair Market Value of a share of Stock on the date such shares are issued. Such shares of Stock shall be issued under the Belk Inc. 2010 Incentive Stock Plan with fifty percent of such shares of Stock to be issued as soon as practical after such certification has been made and in any event no later than 2 1/2 months after the end of the calendar year which includes the last day of the Performance Period, provided the employment requirement under § 5 is satisfied on the last day of the Performance Period. The remaining fifty percent of the number of shares of Stock issuable for the Performance Period shall be issued under the Belk Inc. 2010 Incentive Stock Plan as soon as practical after the Delayed Issuance Date (provided the employment requirement in § 5 is satisfied on the Delayed Issuance Date) and in any event no later than 2 1/2 months after the Delayed Issuance Date.
     4.7 Maximum Shares of Stock. The maximum number of Shares of Stock issuable in any calendar year under this § 4 to Executive for the Performance Period shall be equal to the maximum number of shares permitted to be issued pursuant to a Stock Grant under § 6 of the Belk, Inc. 2010 Incentive Stock Plan for such calendar year.
§ 5. Employment Requirement.
     5.1 General Rule. Executive shall forfeit Executive’s right to the issuance of any shares of Stock pursuant to § 4.3 or § 4.4 if Executive fails for any reason whatsoever to remain employed throughout the Performance Period by Belk, a Belk Affiliate or a Belk Subsidiary or, for the issuance scheduled to be made on the Delayed Issuance Date, through the Delayed Issuance Date, except to the extent provided in § 5.2.
5.2	Exceptions.
     (a) Employed After Performance Period Started. If Executive is employed by Belk, a Belk Affiliate or a Belk Subsidiary after the start of the Performance Period and remains so employed through the end of the Performance Period, Executive will (subject to 5.2(e)(1)) be treated as employed throughout the Performance Period, but the number of shares of Stock issuable to Executive, if any, shall be determined under § 5.2(e).
     (b) Death. No forfeiture shall be effected under § 5.1 if Executive’s employment by Belk, a Belk Affiliate or a Belk Subsidiary terminates during the Performance Period as a result of Executive’s death, but the number of shares of Stock issuable on behalf of Executive, if any, shall be determined under § 5.2(e) and such shares shall be issued to Executive’s estate.
     (c) Disability. No forfeiture shall be effected under § 5.1 if Executive’s employment is terminated during the Performance Period by Belk, a Belk Affiliate or a Belk Subsidiary because the Board deems that Executive is no longer able even with reasonable accommodation to perform the essential functions of Executive’s job as a result of a physical or mental impairment, but the number of shares of Stock issuable to Executive, if any, shall be determined under § 5.2(e).

     (d) Retirement. No forfeiture shall be effected under § 5.1 if Executive with the consent of the Board or the Committee retires or otherwise separates from employment under circumstances which the Board or Committee determines should be treated as the equivalent of retirement during the Performance Period and Executive for the remainder of the Performance Period refrains from engaging in any employment related activities which the Board or Committee deems inconsistent with Executive’s status as a retired employee of Belk, a Belk Affiliate or a Belk Subsidiary, but the number of shares of Stock issuable to Executive, if any, shall be determined under § 5.2(e).
     (e) Two Year Minimum and Pro-Ration Rules.
     (1) Executive shall forfeit Executive’s right to the issuance of any shares of Stock pursuant to § 4.3, § 4.4 and this § 5.2(e) unless Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary for at least two full years in the Performance Period.
     (2) If Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary for at least two full years in the Performance Period, the number of shares of Stock otherwise issuable to or on behalf of Executive shall be reduced by the Committee pursuant to this § 5.2(e) to reflect the fact that Executive was so employed for less than the full Performance Period. The Committee shall determine the reduced number of shares of Stock to be issued under the Plan to Executive by multiplying the number of shares of Stock otherwise issuable to Executive pursuant to § 4 by a fraction, the numerator of which shall be the number of full fiscal months (rounding down to the nearest fiscal month) that Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary in such Performance Period and the denominator of which shall be thirty (30), and then rounding up to the nearest whole share of Stock.
§ 6. Stock Issuance and Minimum Tax Withholding. The Committee shall determine the number of whole shares of Stock, if any, to be issued to Executive, the minimum income tax withholding due on such shares and Executive’s deadline for making a payment to Belk equal to such minimum income tax withholding. If Executive fails to make such payment by such deadline, Belk shall reduce the total number of whole shares of Stock to be issued to or on behalf of Executive by a number sufficient for Belk to pay the minimum income tax withholding due on all such shares of Stock based on the value assigned by Belk to such shares of Stock and shall then issue the reduced number of shares of Stock to or on behalf of Executive. If Executive makes such payment, there will be no reduction in the total number of shares of Stock issued to Executive pursuant to this § 6, and the total number of shares of Stock due shall be issued to or on behalf of Executive.
§ 7. 2010 Incentive Stock Plan. Any Shares of Stock issued to or on behalf of Executive pursuant to the CERTIFICATE and this Exhibit A shall be issued subject to the terms and conditions set forth in the Belk, Inc. 2010 Incentive Stock Plan.
§ 8. Reference. Unless otherwise specified, all references in this Exhibit A or the Certificate to sections (§) shall be to sections (§) of this Exhibit A.

§ 9. Administration, Amendment and Termination. The Committee shall have the power to interpret and administer this SIP as the Committee in its absolute discretion deems in the best interest of Belk and the Committee to the extent practicable shall do so to protect Belk’s right to deduct, in light of § 162(m) of the Internal Revenue Code, any shares of Stock issuable under the SIP to any participant who is Belk’s chief executive officer or one of its four other executive officers who are treated under § 162(m) of the Internal Revenue Code as a “covered employee”. The Committee shall have the power to amend this SIP from time to time as the Committee deems necessary or appropriate and to terminate this SIP if the Committee deems such termination in the best interest of Belk.

EXHIBIT B
Belk Stretch Incentive Plan (SIP)
Sales Scale

% of Pln	% of	% of Pln	% of	% of Pln	% of	% of Pln	% of
Attained	Payout	Attained	Payout	Attained	Payout	Attained	Payout

95.0	0.0%
95.1	1.0%	97.1	21.0%	99.1	41.0%	101.1	59.2%
95.2	2.0%	97.2	22.0%	99.2	42.0%	101.2	60.0%
95.3	3.0%	97.3	23.0%	99.3	43.0%	101.3	60.8%
95.4	4.0%	97.4	24.0%	99.4	44.0%	101.4	61.7%
95.5	5.0%	97.5	25.0%	99.5	45.0%	101.5	62.5%
95.6	6.0%	97.6	26.0%	99.6	46.0%	101.6	63.3%
95.7	7.0%	97.7	27.0%	99.7	47.0%	101.7	64.2%
95.8	8.0%	97.8	28.0%	99.8	48.0%	101.8	65.0%
95.9	9.0%	97.9	29.0%	99.9	49.0%	101.9	65.8%
96.0	10.0%	98.0	30.0%	100.0	50.0%	102.0	66.7%
96.1	11.0%	98.1	31.0%	100.1	50.8%	102.1	67.5%
96.2	12.0%	98.2	32.0%	100.2	51.7%	102.2	68.3%
96.3	13.0%	98.3	33.0%	100.3	52.5%	102.3	69.2%
96.4	14.0%	98.4	34.0%	100.4	53.3%	102.4	70.0%
96.5	15.0%	98.5	35.0%	100.5	54.2%	102.5	70.8%
96.6	16.0%	98.6	36.0%	100.6	55.0%	102.6	71.7%
96.7	17.0%	98.7	37.0%	100.7	55.8%	102.7	72.5%
96.8	18.0%	98.8	38.0%	100.8	56.7%	102.8	73.3%
96.9	19.0%	98.9	39.0%	100.9	57.5%	102.9	74.2%
97.0	20.0%	99.0	40.0%	101.0	58.3%	103.0	75.0%
EBIT Scale

% of Pln	% of	% of Pln	% of	% of Pln	% of	% of Pln	% of	% of Pln	% of	% of Pln	% of	% of Pln	% of	% of Pln	% of
Attained	Payout	Attained	Payout	Attained	Payout	Attained	Payout	Attained	Payout	Attained	Payout	Attained	Payout	Attained	Payout

74.0	0.0%
74.1	0.2%	79.1	9.8%	84.1	19.4%	89.1	29.0%	94.1	38.7%	99.1	48.3%	104.1	60.2%	109.1	72.7%
74.2	0.4%	79.2	10.0%	84.2	19.6%	89.2	29.2%	94.2	38.8%	99.2	48.5%	104.2	60.5%	109.2	73.0%
74.3	0.6%	79.3	10.2%	84.3	19.8%	89.3	29.4%	94.3	39.0%	99.3	48.7%	104.3	60.7%	109.3	73.2%
74.4	0.8%	79.4	10.4%	84.4	20.0%	89.4	29.6%	94.4	39.2%	99.4	48.8%	104.4	61.0%	109.4	73.5%
74.5	1.0%	79.5	10.6%	84.5	20.2%	89.5	29.8%	94.5	39.4%	99.5	49.0%	104.5	61.2%	109.5	73.7%
74.6	1.2%	79.6	10.8%	84.6	20.4%	89.6	30.0%	94.6	39.6%	99.6	49.2%	104.6	61.5%	109.6	74.0%
74.7	1.3%	79.7	11.0%	84.7	20.6%	89.7	30.2%	94.7	39.8%	99.7	49.4%	104.7	61.7%	109.7	74.2%
74.8	1.5%	79.8	11.2%	84.8	20.8%	89.8	30.4%	94.8	40.0%	99.8	49.6%	104.8	62.0%	109.8	74.5%
74.9	1.7%	79.9	11.3%	84.9	21.0%	89.9	30.6%	94.9	40.2%	99.9	49.8%	104.9	62.2%	109.9	74.7%
75.0	1.9%	80.0	11.5%	85.0	21.2%	90.0	30.8%	95.0	40.4%	100.0	50.0%	105.0	62.5%	110.0	75.0%
75.1	2.1%	80.1	11.7%	85.1	21.3%	90.1	31.0%	95.1	40.6%	100.1	50.3%	105.1	62.7%
75.2	2.3%	80.2	11.9%	85.2	21.5%	90.2	31.2%	95.2	40.8%	100.2	50.5%	105.2	63.0%
75.3	2.5%	80.3	12.1%	85.3	21.7%	90.3	31.3%	95.3	41.0%	100.3	50.8%	105.3	63.2%
75.4	2.7%	80.4	12.3%	85.4	21.9%	90.4	31.5%	95.4	41.2%	100.4	51.0%	105.4	63.5%
75.5	2.9%	80.5	12.5%	85.5	22.1%	90.5	31.7%	95.5	41.3%	100.5	51.3%	105.5	63.7%
75.6	3.1%	80.6	12.7%	85.6	22.3%	90.6	31.9%	95.6	41.5%	100.6	51.5%	105.6	64.0%
75.7	3.3%	80.7	12.9%	85.7	22.5%	90.7	32.1%	95.7	41.7%	100.7	51.8%	105.7	64.2%
75.8	3.5%	80.8	13.1%	85.8	22.7%	90.8	32.3%	95.8	41.9%	100.8	52.0%	105.8	64.5%
75.9	3.7%	80.9	13.3%	85.9	22.9%	90.9	32.5%	95.9	42.1%	100.9	52.3%	105.9	64.7%
76.0	3.8%	81.0	13.5%	86.0	23.1%	91.0	32.7%	96.0	42.3%	101.0	52.5%	106.0	65.0%
76.1	4.0%	81.1	13.7%	86.1	23.3%	91.1	32.9%	96.1	42.5%	101.1	52.7%	106.1	65.2%
76.2	4.2%	81.2	13.8%	86.2	23.5%	91.2	33.1%	96.2	42.7%	101.2	53.0%	106.2	65.5%
76.3	4.4%	81.3	14.0%	86.3	23.7%	91.3	33.3%	96.3	42.9%	101.3	53.2%	106.3	65.7%
76.4	4.6%	81.4	14.2%	86.4	23.8%	91.4	33.5%	96.4	43.1%	101.4	53.5%	106.4	66.0%
76.5	4.8%	81.5	14.4%	86.5	24.0%	91.5	33.7%	96.5	43.3%	101.5	53.7%	106.5	66.2%
76.6	5.0%	81.6	14.6%	86.6	24.2%	91.6	33.8%	96.6	43.5%	101.6	54.0%	106.6	66.5%
76.7	5.2%	81.7	14.8%	86.7	24.4%	91.7	34.0%	96.7	43.7%	101.7	54.2%	106.7	66.7%
76.8	5.4%	81.8	15.0%	86.8	24.6%	91.8	34.2%	96.8	43.8%	101.8	54.5%	106.8	67.0%
76.9	5.6%	81.9	15.2%	86.9	24.8%	91.9	34.4%	96.9	44.0%	101.9	54.7%	106.9	67.2%
77.0	5.8%	82.0	15.4%	87.0	25.0%	92.0	34.6%	97.0	44.2%	102.0	55.0%	107.0	67.5%
77.1	6.0%	82.1	15.6%	87.1	25.2%	92.1	34.8%	97.1	44.4%	102.1	55.2%	107.1	67.7%
77.2	6.2%	82.2	15.8%	87.2	25.4%	92.2	35.0%	97.2	44.6%	102.2	55.5%	107.2	68.0%
77.3	6.3%	82.3	16.0%	87.3	25.6%	92.3	35.2%	97.3	44.8%	102.3	55.7%	107.3	68.2%
77.4	6.5%	82.4	16.2%	87.4	25.8%	92.4	35.4%	97.4	45.0%	102.4	56.0%	107.4	68.5%
77.5	6.7%	82.5	16.3%	87.5	26.0%	92.5	35.6%	97.5	45.2%	102.5	56.2%	107.5	68.7%
77.6	6.9%	82.6	16.5%	87.6	26.2%	92.6	35.8%	97.6	45.4%	102.6	56.5%	107.6	69.0%
77.7	7.1%	82.7	16.7%	87.7	26.3%	92.7	36.0%	97.7	45.6%	102.7	56.7%	107.7	69.2%
77.8	7.3%	82.8	16.9%	87.8	26.5%	92.8	36.2%	97.8	45.8%	102.8	57.0%	107.8	69.5%
77.9	7.5%	82.9	17.1%	87.9	26.7%	92.9	36.3%	97.9	46.0%	102.9	57.2%	107.9	69.7%
78.0	7.7%	83.0	17.3%	88.0	26.9%	93.0	36.5%	98.0	46.2%	103.0	57.5%	108.0	70.0%
78.1	7.9%	83.1	17.5%	88.1	27.1%	93.1	36.7%	98.1	46.3%	103.1	57.7%	108.1	70.2%
78.2	8.1%	83.2	17.7%	88.2	27.3%	93.2	36.9%	98.2	46.5%	103.2	58.0%	108.2	70.5%
78.3	8.3%	83.3	17.9%	88.3	27.5%	93.3	37.1%	98.3	46.7%	103.3	58.2%	108.3	70.7%
78.4	8.5%	83.4	18.1%	88.4	27.7%	93.4	37.3%	98.4	46.9%	103.4	58.5%	108.4	71.0%
78.5	8.7%	83.5	18.3%	88.5	27.9%	93.5	37.5%	98.5	47.1%	103.5	58.7%	108.5	71.2%
78.6	8.8%	83.6	18.5%	88.6	28.1%	93.6	37.7%	98.6	47.3%	103.6	59.0%	108.6	71.5%
78.7	9.0%	83.7	18.7%	88.7	28.3%	93.7	37.9%	98.7	47.5%	103.7	59.2%	108.7	71.7%
78.8	9.2%	83.8	18.8%	88.8	28.5%	93.8	38.1%	98.8	47.7%	103.8	59.5%	108.8	72.0%
78.9	9.4%	83.9	19.0%	88.9	28.7%	93.9	38.3%	98.9	47.9%	103.9	59.7%	108.9	72.2%
79.0	9.6%	84.0	19.2%	89.0	28.8%	94.0	38.5%	99.0	48.1%	104.0	60.0%	109.0	72.5%